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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                    FORM 8-K


                                 CURRENT REPORT




                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




          Date of Report (Date of earliest event reported)  October 8, 1999



                                INFORMIX CORPORATION

                  (Exact name of registrant as specified in its charter)



       DELAWARE                        0-15325                       94-3011736

(State of incorporation)       (Commission File Number)     (IRS Employer Identification No.)




                    4100 BOHANNON DRIVE, MENLO PARK, CALIFORNIA 94025

                  (Address of principal executive offices of Registrant)


                                  (650) 926-6300
                    (Registrant's telephone number, including area code)

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Item 2.     ACQUISITION OR DISPOSITION OF ASSETS


     On October 8, 1999, Informix Corporation, a Delaware corporation ("Informix") completed its acquisition of Cloudscape, Inc., a California corporation ("Cloudscape"), a privately-held provider of synchronized database solutions for the remote and occasionally connected workforce. In the acquisition, a wholly-owned subsidiary of Informix merged with and into Cloudscape; Cloudscape became a wholly-owned subsidiary of Informix; and the former shareholders of Cloudscape received shares of Informix Common Stock in exchange for their shares of Cloudscape at the rate of 0.556203 shares of Informix Common Stock for each share of Cloudscape Common Stock (the "Merger") (at the effective time of the Merger the only shares of capital stock of Cloudscape that were outstanding were shares of Cloudscape Common Stock).

     An aggregate of approximately 10,000,000 shares of Informix Common Stock were issuable pursuant to the Merger, including shares of Informix Common Stock issuable in connection with the exercise of options or warrants to purchase Cloudscape Common Stock that Informix assumed in connection with the Merger. Informix will pay the former shareholders cash in lieu of fractional shares that would otherwise be issued in the Merger. The shares of Informix Common Stock received by the former shareholders of Cloudscape as a result of the Merger were issued in reliance on an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"). As a result, all shares of Informix Common Stock issued in connection with the Merger are subject to restrictions on transfer under the applicable provisions of the Securities Act and carry a legend reflecting such restrictions. In connection with the Merger, Informix has granted the former shareholders of Cloudscape registration rights pursuant to which Informix will register under the Securities Act the shares of Informix Common Stock received by the former shareholders of Cloudscape in the Merger.


                                      -2-


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Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

            Filing of financial statements is not required under Rule 3-05(b) of Regulation S-X of the Securities Act of 1933.

       (b)  PRO FORMA FINANCIAL INFORMATION.

            Filing of pro forma financial information is not required pursuant to Article 11 of Regulation S-X of the Securities Act of 1933.

(c)     EXHIBITS.

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
        Exhibit No.      Description
        -----------      -----------
        2.1              Agreement and Plan of Reorganization, dated
                         September 15, 1999, by and among Informix Corporation,
                         Silver Lining Acquisition Corp. and Cloudscape, Inc.

       99.1              Press release of Informix Corporation, dated
                         October 11, 1999.
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     Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the
Agreement and Plan of Reorganization have been omitted. The Company agrees to supplementally furnish such schedules upon request of the Commission.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         INFORMIX CORPORATION


Dated:   October 15, 1999                By:  /s/  Howard A. Bain III
                                             ----------------------------------
                                             Howard A. Bain III
                                             Executive Vice President and Chief
                                             Financial Officer